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                                                                     EXHIBIT 3.5


                                  B Y L A W S



                                       Of



                     THE MAJESTIC STAR CASINO CAPITAL CORP.



                                 June 18, 1999
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                               TABLE OF CONTENTS


                                                                     page
                                                                     ----
I.   OFFICES

     1.01  Principal Office                                           1
     1.02  Other Offices                                              1

II.  PURPOSES; SEAL

     2.01  Purposes                                                   1
     2.02  Seal                                                       1

III. CAPITAL STOCK

     3.01  Issuance of Shares                                         1
     3.02  Certificates for Shares                                    1
     3.03  Transfer of Shares                                         2
     3.04  Registered Shareholders                                    2
     3.05  Lost or Destroyed Certificates                             2

IV.  SHAREHOLDERS AND MEETINGS OF SHAREHOLDERS

     4.01  Place of Meetings                                          2
     4.02  Annual Meeting                                             2
     4.03  Special Meetings                                           2
     4.04  Notice of Meetings; Notice of Shareholder Proposals        3
     4.05  Record Dates                                               3
     4.06  List of Shareholders                                       4
     4.07  Quorum                                                     4
     4.08  Proxies                                                    4
     4.09  Voting                                                     4
     4.10  Participation via Communications Equipment                 5
     4.11  Conduct of Meeting                                         5
     4.12  Action Without a Meeting                                   5

V.   DIRECTORS AND MEETINGS OF DIRECTORS

     5.01  Number and Eligibility                                     6
     5.02  Election, Resignation and Removal                          6
     5.03  Vacancies                                                  6
     5.04  Annual Meeting                                             6
     5.05  Regular and Special Meetings                               6
     5.06  Notices                                                    7
     5.07  Quorum and Voting                                          7
     5.08  Participation via Communications Equipment                 7
     5.09  Committees                                                 7
     5.10  Dissents                                                   7
     5.11  Compensation                                               8
     5.12  Action Without a Meeting                                   8

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VI.   NOTICES AND WAIVERS OF NOTICE

      6.01  Notices                                                     8
      6.02  Waiver of Notice                                            8

VII.  OFFICERS

      7.01  Number                                                      9
      7.02  Term of Office, Resignation and Removal                     9
      7.03  Vacancies                                                   9
      7.04  Authority                                                   9

VIII. DUTIES OF OFFICERS

      8.01  Chairman of the Board                                       10
      8.02  President                                                   10
      8.03  Vice Presidents                                             10
      8.04  Secretary                                                   10
      8.05  Controller                                                  10
      8.06  Assistant Secretaries and Controllers                       10

  IX. SPECIAL CORPORATE ACTS

      9.01  Orders for Payment of Money                                 11
      9.02  Contracts and Conveyances                                   11

   X. BOOKS AND RECORDS

      10.01 Maintenance of Books and Records                            11
      10.02 Reliance on Books and Records                               11

  XI. INDEMNIFICATION

      11.01 Non-Derivative Actions                                      12
      11.02 Derivative Actions                                          12
      11.03 Expenses of Successful Defense                              13
      11.04 Definitions                                                 13
      11.05 Contract Right; Limitation on Indemnity                     13
      11.06 Determination that Indemnification is Proper                13
      11.07 Authorization of Payment                                    14
      11.08 Proportionate Indemnity                                     15
      11.09 Expense Advance                                             15
      11.10 Non-Exclusivity of Rights                                   15
      11.11 Indemnification of Employees and Agents of the Corporation  15
      11.12 Former Directors and Officers                               16
      11.13 Insurance                                                   16
      11.14 Changes in Indiana Law                                      16
      11.15 Amendment or Repeal of Article XI                           16

 XII. AMENDMENTS

      12.01 Amendments                                                  16
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                                    BYLAWS
                                      of
                    THE MAJESTIC STAR CASINO CAPITAL CORP.

                                 June 16, 1999


                                   ARTICLE I
                                    Offices

     1.01 Principal Office. The principal office of the corporation shall be at such place within the State of Indiana as the Board of Directors shall determine from time to time.

     1.02 Other Offices. The corporation also may have offices at such other places as the Board of Directors from time to time determines or the business of the corporation requires.


                                  ARTICLE II
                                 Purpose; Seal

     2.01 Purposes. The purpose or purposes for which the corporation is formed is to engage in any activity within the purposes for which corporations may be formed under the laws of Indiana.

     2.02 Seal. The corporation may, but is not required to, have a seal in such form as the Board of Directors may from time to time determine. The seal may be used by causing it or a facsimile to be impressed, affixed, reproduced or otherwise.


                                  ARTICLE III
                                 Capital Stock

     3.01 Issuance of Shares. The shares of capital stock of the corporation shall be issued in such amounts, at such times, for such consideration and on such terms and conditions as the Board shall deem advisable, subject to the Articles of Incorporation and any requirements of the laws of the State of Indiana.

     3.02 Certificates for Shares. The shares of the corporation shall be represented by certificates signed by the Chairman of the Board, President or a Vice President and also may be signed by the Controller, Assistant Controller, Secretary or Assistant Secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof. A certificate representing shares shall state upon its face that the corporation is formed under the laws of the State of Indiana, the name of the person to whom it is issued, the number and class of shares, and the designation of

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the series, if any, which the certificate represents, and such other provisions as may be required by the laws of the State of Indiana.

     3.03 Transfer of Shares. The shares of the capital stock of the corporation are transferable only on the books of the corporation upon surrender of the certificate therefor, properly endorsed for transfer, and the presentation of such evidences of ownership and validity of the assignment as the corporation may require.

     3.04 Registered Shareholders. The corporation shall be entitled to treat the person in whose name any share of stock is registered as the owner thereof for purposes of dividends and other distributions in the course of business, or in the course of recapitalization, merger, plan of share exchange, reorganization, sale of assets, liquidation or otherwise and for the purpose of votes, approvals and consents by shareholders, and for the purpose of notices to shareholders, and for all other purposes whatever, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the corporation shall have notice thereof, save as expressly required by the laws of the State of Indiana.

     3.05 Lost or Destroyed Certificates. Upon the presentation to the corporation of a proper affidavit attesting the loss, destruction or mutilation of any certificate or certificates for shares of stock of the corporation, the Board of Directors shall direct the issuance of a new certificate or certificates to replace the certificates so alleged to be lost, destroyed or mutilated. The Board of Directors may require as a condition precedent to the issuance of new certificates a bond or agreement of indemnity, in such form and amount and with such sureties, or without sureties, as the Board of Directors may direct or approve.


                                   ARTICLE IV
                   Shareholders and Meetings of Shareholders

     4.01 Place of Meetings. All meetings of shareholders shall be held at the principal office of the corporation or at such other place as shall be determined by the Board of Directors and stated in the notice of meeting.

     4.02 Annual Meeting. The annual meeting of the shareholders of the corporation shall be held in the fourth calendar month after the end of the corporation's fiscal year, or at such other date as the Board of Directors shall determine from time to time, and shall be held at such place and time of day as shall be determined by the Board of Directors from time to time. Directors shall be elected at each annual meeting and such other business transacted as may come before the meeting.

     4.03 Special Meetings. Special meetings of shareholders may be called by the Board of Directors, the Chairman of the Board (if such office is filled) or the President and shall be called by the President or Secretary at the written request of shareholders holding a majority of the shares of

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stock of the corporation outstanding and entitled to vote. The request shall state the purpose or purposes for which the meeting is to be called.


     4.04 Notice of Meetings; Notice of Shareholder Proposal.

          (a) Notice of Meetings. Except as otherwise provided by statute, written notice of the time, place and purposes of a meeting of shareholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder of record entitled to vote at the meeting, either personally or by mailing such notice to his last address as it appears on the books of the corporation. No notice need be given of an adjourned meeting of the shareholders provided the time and place to which such meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting. However, if after the adjournment a new record date is fixed for the adjourned meeting a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice as provided in this Bylaw.

          (b) Notice of Shareholder Proposal.  The notice described above in
Section 4.04(a) shall include a notice of proposals from shareholders that are proper subjects for shareholder action and are intended to be presented by shareholders who have so notified the corporation in accordance with this
Section 4.04(b). A shareholder may cause the corporation to include a notice of shareholder proposal in a notice described above in Section 4.04(a) by giving timely written notice to the Secretary of the corporation at the principal executive offices of the corporation. To be timely, a proposed form of notice of shareholder proposal must be delivered or mailed and received by the Secretary of the corporation as follows: (i) with respect to an annual meeting of shareholders pursuant to Section 4.02 of this Article IV, not less than 120 days prior to the date set for the annual meeting in accordance with Section 4.02; and (b) with respect to a meeting which is a special meeting pursuant to
Section 4.03 of this Article IV, not less than five (5) business days after the earlier of (A) the announcement by the corporation of the intention to call a special meeting, or (B) if no such announcement is made, the date that notice of such meeting special meeting is given personally or is mailed by the corporation pursuant to Section 4.04(a) of this Article IV, in which event, the corporation shall promptly provide or mail a revised notice of such special meeting that includes the shareholder's proposal if it qualifies for inclusion therein as set forth in this Section 4.04. A shareholder's notice to the Secretary of the corporation shall set forth, as to each matter the shareholder proposes to bring before such meeting, (x) a brief description of the business to be brought before the meeting, (y) the name and address, as they appear on the corporation's books, of the shareholder(s) proposing the business, and (z) any material interest of such shareholder(s) in such business. All determinations under this Section 4.04 as to qualification, timeliness, and the like, shall be made by the board of directors, which determinations shall be conclusive. This
Section 4.04(b) shall be of no force and effect during any time when the corporation has a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (or any successor thereto).

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     4.05 Record Dates.  The Board of Directors may fix in advance a date as the record date for the purpose of determining shareholders entitled to notice of and to vote at a meeting of shareholders or an adjournment thereof, or to express consent or to dissent from a proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of a dividend or allotment of a right, or for the purpose of any other action. The date fixed shall not be more than sixty (60) nor less than ten (10) days before the date of the meeting, nor more than sixty (60) days before any other action. In such case only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting or adjournment thereof, or to express consent or to dissent from such proposal, or to receive payment of such dividend or to receive such allotment of rights, or to participate in any other action, as the case may be, notwithstanding any transfer of any stock on the books of the corporation, or otherwise, after any such record date. Nothing in this Bylaw shall affect the rights of a shareholder and his transferee or transferor as between themselves.

     4.06 List of Shareholders. The Secretary of the corporation or the agent of the corporation having charge of the stock transfer records for shares of the corporation shall make and certify a complete list of the shareholders entitled to vote at a shareholders' meeting or any adjournment thereof. The list: shall be arranged alphabetically within each class and series, with the address of, and the number of shares held by, each shareholder; shall be produced at the time and place of the meeting; shall be subject to inspection by any shareholder during the whole time of the meeting; and shall be prima facie evidence as to who are the shareholders entitled to examine the list or vote at the meeting.

     4.07 Quorum. Unless a greater or lesser quorum is required by the laws of the State of Indiana, the shareholders present at a meeting in person or by proxy who, as of the record date for such meeting, were holders of a majority of the outstanding shares of the corporation entitled to vote at the meeting shall constitute a quorum at the meeting. Whether or not a quorum is present, a meeting of shareholders may be adjourned by a vote of a majority of the shares present in person or by proxy. When the holders of a class or series of shares are entitled to vote separately on an item of business, this Bylaw applies in determining the presence of a quorum of such class or series for transaction of such item of business.

     4.08 Proxies. A shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize other persons to act for the shareholder by proxy. A proxy shall be signed by the shareholder or the shareholder's authorized agent or representative and shall not be valid after the expiration of three years from its date unless otherwise provided in the proxy. A proxy is revocable at the pleasure of the shareholder executing it except as otherwise provided by the laws of the State of Indiana.

     4.09 Voting. Each outstanding share is entitled to one vote on each matter submitted to a vote, unless otherwise provided in the Articles of Incorporation. Votes may be cast orally or in writing, but if more than 25 shareholders of record are entitled to vote, then votes shall be cast in writing signed by the shareholder or the shareholder's proxy. When an action, other than the election

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of directors, is to be taken by the vote of the shareholders, it shall be authorized by a majority of the votes cast by the holders of shares entitled to vote thereon, unless a greater plurality is required by the Articles of Incorporation or by the laws of the State of Indiana. Except as otherwise provided by the Articles of Incorporation, directors shall be elected by a plurality of the votes cast at any election.

     4.10 Participation via Communications Equipment. A shareholder may participate in a meeting of shareholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can communicate with each other if all participants are advised of the communications equipment and the names of the participants in the conference are divulged to all participants. Participation in a meeting in this manner constitutes presence in person at the meeting.

     4.11 Conduct of Meeting. At each meeting of shareholders, a chair shall preside. In the absence of a specific selection by the board of directors, the chair shall be the Chairman of the Board as provided in Section 8.01 of these Bylaws. The chair shall determine the order of business and shall have the authority to establish rules for the conduct of the meeting which are fair to shareholders. The chair of the meeting shall announce at the meeting when the polls close for each matter voted upon. If no announcement is made, the polls shall be deemed to have closed upon the final adjournment of the meeting. After the polls close, no ballots, proxies or votes, nor any revocations or changes thereto may be accepted.

     4.12 Action Without a Meeting.

          (a) Unanimous Consent. Except as may be provided otherwise in the Articles of Incorporation, any action required or permitted by Indiana law to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if before or after the action all the shareholders entitled to vote consent in writing.

          (b) Less than Unanimous Consent. Except as may be provided otherwise in the Articles of Incorporation, any action required or permitted by Indiana law to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted. The written consents shall bear the date of signature of each shareholder who signs the consent. No written consents shall be effective to take the corporate action referred to unless, within 60 days after the record date for determining shareholders entitled to express consent to or dissent from a proposal without a meeting, written consents dated not more than ten (10) days before the record date and signed by a sufficient number of shareholders to take the action are delivered to the corporation. Delivery shall be to the corporation's registered office, its principal place of business, or an officer or agent of the corporation having custody of the minutes of the proceedings of its shareholders. Delivery made to a corporation's registered office shall be by hand or by certified or

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registered mail, return receipt requested.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders would have been entitled to notice of the shareholder meeting if the action had been taken at a meeting and who have not consented in writing.


                                   ARTICLE V
                                   Directors

     5.01 Number and Eligibility. The business and affairs of the corporation shall be managed by a Board comprised of not less than one (1) nor more than seven (7) directors as shall be determined from time to time by the Board of Directors and/or by the shareholders. The directors need not be residents of Indiana or shareholders of the corporation.

     5.02 Election, Resignation and Removal. Directors shall be elected at each annual meeting of the shareholders, each to hold office until the next annual meeting of shareholders and until the director's successor is elected and qualified, or until the director's resignation or removal. A director may resign by written notice to the corporation. The resignation is effective upon its receipt by the corporation or a subsequent time as set forth in the notice of resignation. Except as otherwise provided in the Articles of Incorporation, a director or the entire Board of Directors may be removed, with or without cause, by vote of the holders of a majority of the shares entitled to vote at an election of directors.

     5.03 Vacancies. Vacancies in the Board of Directors occurring by reason of death, resignation, removal, increase in the number of directors or otherwise shall be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, unless filled by proper action of the shareholders of the corporation. Each person so elected shall be a director for a term of office continuing only until the next election of directors by the shareholders. A vacancy that will occur at a specific date, by reason of a resignation effective at a later date or otherwise, may be filled before the vacancy occurs, but the newly elected director may not take office until the vacancy occurs.

     5.04 Annual Meeting. The Board of Directors shall meet each year immediately after the annual meeting of the shareholders, or within three (3) days of such time excluding Sundays and legal holidays if such later time is deemed advisable, at the place where such meeting of the shareholders has been held or such other place as the Board may determine, for the purpose of election of officers and consideration of such business that may properly be brought before the meeting; provided, that if less than a majority of the directors appear for an annual meeting of the Board of Directors the holding of such annual meeting shall not be required and the matters which might have been taken up therein may be taken up at any later special or annual meeting, or by consent resolution.

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     5.05 Regular and Special Meetings.  Regular meetings of the Board of
Directors may be held at such times and places as the majority of the directors may from time to time determine at a prior meeting or as shall be directed or approved by the vote or written consent of all the directors. Special meetings of the Board may be called by the Chairman of the Board (if such office is filled) or the President and shall be called by the President or Secretary upon the written request of any two directors.

     5.06 Notices. No notice shall be required for annual or regular meetings of the Board or for adjourned meetings, whether regular or special. Three (3) days' written notice shall be given for special meetings of the Board, and such notice shall state the time, place and purpose or purposes of the meeting.

     5.07 Quorum and Voting. A majority of the Board of Directors then in office, or of the members of a committee thereof, constitutes a quorum for the transaction of business. The vote of a majority of the directors present at any meeting at which there is a quorum shall be the acts of the Board or of a committee, except as a larger vote may be required by the laws of the State of Indiana or by the Articles of Incorporation.

     5.08 Participation via Communications Equipment. A member of the Board or of a committee designated by the Board may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can communicate with each other. Participation in a meeting in this manner constitutes presence in person at the meeting.

     5.09 Committees.

          (a) Executive Committee. The Board of Directors may, by resolution passed by a majority of the whole Board, appoint three or more members of the Board as an executive committee to exercise all powers and authorities of the Board in management of the business and affairs of the corporation, except that the committee shall not have power or authority to: (i) amend the Articles of Incorporation; (ii) adopt an agreement of merger or consolidation; (iii) recommend to shareholders the sale, lease or exchange of all or substantially all of the corporation's property and assets; (iv) recommend to shareholders a dissolution of the corporation or revocation of a dissolution; (v) amend these Bylaws; (vi) fill vacancies in the Board; or (vii) unless expressly authorized by the Board, declare a dividend or authorize the issuance of stock.

          (b) Other Committees. The Board of Directors from time to time may, by like resolution, appoint such other committees of one or more directors to have such authority as shall be specified by the Board in the resolution making such appointments. The Board of Directors may designate one or more directors as alternate members of any committee who may replace an absent or disqualified member at any meeting thereof.

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     5.10 Dissents.  A director who is present at a meeting of the Board of
Directors, or a committee thereof of which the director is a member, at which action on a corporate matter is taken is presumed to have concurred in that action unless the director's dissent is entered in the minutes of the meeting or unless the director files a written dissent to the action with the person acting as secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation promptly after the adjournment of the meeting. Such right to dissent does not apply to a director who voted in favor of such action. A director who is absent from a meeting of the Board, or a committee thereof of which the director is a member, at which any such action is taken is presumed to have concurred in the action unless the director files a written dissent with the Secretary of the corporation within a reasonable time after the director has knowledge of the action.

     5.11 Compensation. The Board of Directors, by affirmative vote of a majority of directors in office and irrespective of any personal interest of any of them, may establish reasonable compensation of directors for services to the corporation as directors or officers.

     5.12 Action Without a Meeting -- Unanimous Consent. Except as may be provided otherwise in the Articles of Incorporation, action required or permitted to be taken under authorization voted at any meeting of the board of directors or a committee of the board may be taken without a meeting, if, before or after the action, all members of the board then in office or of the committee, as the case may be, consent to the action in writing. The written consents shall be filed with the minutes of the proceedings of the board or committee. The consent has the same effect as a vote of the board or committee for all purposes.


                                   ARTICLE VI
                         Notices and Waivers of Notice

     6.01 Notices. All notices of meetings required to be given to shareholders, directors or any committee of directors may be given by mail (registered, certified or other first class mail, with postage pre-paid), overnight carrier, telecopy, telegram, computer transmission, radiogram, cablegram or other similar form of communication, addressed to any shareholder, director or committee member at his last address as it appears on the books of the corporation. The corporation shall have no duty to change the written address of any shareholder, director or committee member unless the secretary of the corporation receives written notice of such address change. Such notice shall be deemed to have been duly given as follows: (a) if physically delivered, at the time of delivery; (b) if telephonically transmitted by facsimile transmission, at the time of such transmission, if such transmission is confirmed by delivery by certified or registered United States Mail (with first class postage pre-paid) or guaranteed overnight delivery; (c) if transmitted via e-mail, at the time of such transmission, if such transmission is confirmed by delivery by certified or registered United States Mail (with first class postage pre-paid) or guaranteed overnight delivery; (d) five (5) business days after having been deposited in the United States Mail, as certified or registered mail (with return receipt requested and with first class postage pre-paid), or (e) one (1) business day after having been

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transmitted to a third party providing delivery services in the ordinary course of business which guarantees delivery on the next business day after such transmittal (e.g., via Federal Express).

     6.02 Waiver of Notice. Notice of the time, place and purpose of any meeting of shareholders, directors or committee of directors may be waived by telecopy, telegram, radiogram, cablegram or other writing, either before or after the meeting, or in such other manner as may be permitted by the laws of the State of Indiana. Attendance of a person at any meeting of shareholders, in person or by proxy, or at any meeting of directors or of a committee of directors, constitutes a waiver of notice of the meeting except as follows:

          (a) In the case of a shareholder, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, or unless with respect to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, the shareholder objects to considering the matter when it is presented.

          (b) In the case of a director, unless he or she at the beginning of the meeting, or upon his or her arrival, objects to the meeting or the transacting of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting.


                                  ARTICLE VII
                                   Officers

     7.01 Number. The Board of Directors shall elect or appoint a President, a Secretary and a Controller, and may select a Chairman of the Board, and one or more Vice Presidents, Assistant Secretaries or Assistant Controllers. Any two or more of the above offices, except those of President and Vice President, may be held by the same person. No officer shall execute, acknowledge or verify an instrument in more than one capacity if the instrument is required by law, the Articles of Incorporation or these Bylaws to be executed, acknowledged, or verified by one or more officers.

     7.02 Term of Office, Resignation and Removal. An officer shall hold office for the term for which he is elected or appointed and until his successor is elected or appointed and qualified, or until his resignation or removal. An officer may resign by written notice to the corporation. The resignation is effective upon its receipt by the corporation or at a subsequent time specified in the notice of resignation. An officer may be removed by the Board with or without cause. The removal of an officer shall be without prejudice to his contract rights, if any. The election or appointment of an officer does not of itself create contract rights.

     7.03 Vacancies. The Board of Directors may fill any vacancies in any office occurring for whatever reason.

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     7.04 Authority.  All officers, employees and agents of the corporation shall have such authority and perform such duties in the conduct and management of the business and affairs of the corporation as may be designated by the Board of Directors and these Bylaws.


                                 ARTICLE VIII
                              Dutices of Officers

     8.01 Chairman of the Board. The Chairman of the Board, if such office is filled, shall preside at all meetings of the shareholders (in accordance with Section 4.11 hereof) and of the Board of Directors at which the Chairman is present and shall perform such other duties as the Board of Directors may from time to time prescribe.

     8.02 President. The President shall be the chief executive officer of the corporation. The President shall see that all orders and resolutions of the Board are carried into effect and shall have the general powers of supervision and management usually vested in the chief executive officer of a corporation, including the authority to vote all securities of other corporations and business organizations which are held by the corporation. In the absence or disability of the Chairman of the Board, or if that office has not been filled, the President also shall perform the duties and execute the powers of the Chairman of the Board as set forth in these Bylaws.

     8.03 Vice Presidents. The Vice Presidents, in the order designated by the Board of Directors or, lacking such designation, in the order of their seniority, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties as the Board of Directors or the President may from time to time prescribe.

     8.04 Secretary. The Secretary shall attend all meetings of the Board of Directors and of shareholders and shall record all votes and minutes of all proceedings in a book to be kept for that purpose, shall give or cause to be given notice of all meetings of the shareholders and of the Board of Directors, and shall keep in safe custody the seal of the corporation and, when authorized by the Board, affix the same to any instrument requiring it, and when so affixed it shall be attested by the signature of the Secretary, or by the signature of the Controller or an Assistant Secretary. The Secretary may delegate any of the duties, powers and authorities of the Secretary to one or more Assistant Secretaries, unless such delegation is disapproved by the Board.

     8.05 Controller. The Controller shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books of the corporation; and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. The Controller shall render to the President and directors, whenever they may require it, an account of his or her transactions as Controller and of the financial condition of the corporation. The Controller may delegate any of his or her duties, powers and authorities to one or more Assistant Controllers unless such delegation is disapproved by the Board of Directors.

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

     8.06 Assistant Secretaries and Controllers. The Assistant Secretaries, in order of their seniority, shall perform the duties and exercise the powers and authorities of the Secretary in the event that the Secretary is absent, disabled or otherwise unavailable. The Assistant Controllers, in the order of their seniority, shall perform the duties and exercise the powers and authorities of the Controller in the event that the Controller is absent, disabled or otherwise unavailable. The Assistant Secretaries and Assistant Controllers shall also perform such duties as may be delegated to them by the Secretary and Controller, respectively, and also such duties as the Board of Directors and/or the President may prescribe from time to time.


                                  ARTICLE IX
                            Special Corporate Acts

     9.01 Orders for Payment of Money. All checks, drafts, notes, bonds, bills of exchange and orders for payment of money of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     9.02 Contracts and Conveyances. The Board of Directors of the corporation may in any instance designate the officer and/or agent who shall have authority to execute any contract, conveyance, mortgage or other instrument on behalf of the corporation, or may ratify or confirm any execution. When the execution of any instrument has been authorized without specification of the executing officers or agents, the Chairman of the Board, the President or any Vice President, and the Secretary or Assistant Secretary or Controller or Assistant Controller, may execute the same in the name and on behalf of this corporation and may affix the corporate seal thereto.


                                   ARTICLE X
                               Books and Records

     10.01 Maintenance of Books and Records. The proper officers and agents of the corporation shall keep and maintain such books, records and accounts of the corporation's business and affairs, minutes of the proceedings of its shareholders, Board and committees, if any, and such stock ledgers and lists of shareholders, as the Board of Directors shall deem advisable, and as shall be required by the laws of the State of Indiana and other states or jurisdictions empowered to impose such requirements. Books, records and minutes may be kept within or without the State of Indiana in a place which the Board shall determine.

     10.02 Reliance on Books and Records. In discharging his or her duties, a director or an officer of the corporation, when acting in good faith, may rely upon information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by any of the following:

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

          (a) One or more directors, officers, or employees of the corporation, or of a business organization under joint control or common control, whom the director or officer reasonably believes to be reliable and competent in the matters presented.

          (b) Legal counsel, public accountants, engineers, or other persons as to matters the director or officer reasonably believes are within the person's professional or expert competence.

          (c) A committee of the board of which he or she is not a member if the director or officer reasonably believes the committee merits confidence.

A director or officer is not entitled to rely on the information set forth above if he or she has knowledge concerning the matter in question that makes reliance otherwise permitted unwarranted.


                                  ARTICLE XI
                                Indemnification

     11.01 Non-Derivative Actions. Subject to all of the other provisions of this Article XI, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director or officer of the corporation, or, while serving as a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses (including actual and reasonable attorneys' fees), judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and, with respect to any criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

     11.02     Derivative Actions.  Subject to all of the provisions of this
Article XI, the corporation shall indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director or officer of the corporation, or, while serving as a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another

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

foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred by the person in connection with such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders. However, indemnification shall not be made for any claim, issue or matter in which such person has been found liable to the corporation unless and only to the extent that the court in which such action or suit was brought has determined upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for the reasonable expenses incurred.

     11.03 Expenses of Successful Defense. To the extent that a person has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 11.01 or 11.02 of these Bylaws, or in defense of any claim, issue or matter in the action, suit or proceeding, the person shall be indemnified against actual and reasonable expenses (including attorneys' fees) incurred by such person in connection with the action, suit or proceeding and any action, suit or proceeding brought to enforce the mandatory indemnification provided by this Section 11.03.

     11.04 Definitions. For the purposes of Sections 11.01 and 11.02, "other enterprises" shall include employee benefit plans; "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and "serving at the request of the corporation" shall include any service as a director, officer, employee, or agent of the corporation which imposes duties on, or involves services by, the director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be considered to have acted in a manner "not opposed to the best interests of the corporation or its shareholders" as referred to in Sections 11.01 and 11.02.

     11.05 Contract Right; Limitation on Indemnity. The right to indemnification conferred in this Article XI shall be a contract right, and shall apply to services of a director or officer as an employee or agent of the corporation as well as in such person's capacity as a director or officer. Except as provided in Section 11.03 of these Bylaws, the corporation shall have no obligations under this Article XI to indemnify any person in connection with any proceeding, or part thereof, initiated by such person without authorization by the Board of Directors.

     11.06 Determination That Indemnification is Proper. Any indemnification under Section 11.01 or 11.02 of these Bylaws (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the person is proper in the circumstances because the person has met the applicable standard of conduct set forth in
Section 11.01 or 11.02, whichever is applicable, and upon an evaluation of the reasonableness of expenses and amount paid in settlement. Such determination and evaluation shall be made in any of the following ways:

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

          (a) By a majority vote of a quorum of the Board consisting of directors who are not parties or threatened to be made parties to such action, suit or proceeding.

          (b) If the quorum described in clause (a) above is not obtainable, then by a majority vote of a committee of directors duly designated by the Board of Directors and consisting solely of two or more directors who are not at the time parties or threatened to be made parties to the action, suit or proceeding.

          (c) By independent legal counsel in a written opinion, which counsel shall be selected in one of the following ways: (i) by the board or its committee in the manner prescribed in subparagraph (a) or (b), or (ii) if a quorum of the board cannot be obtained under subparagraph (a) and a committee cannot be designated under subparagraph (b), by the board.

          (d) By the shareholders, but shares held by directors or officers who are parties or threatened to be made parties to the action, suit or proceeding may not be voted.

          (e) By all independent directors who are not parties or threatened to be made parties to the action, suit, or proceeding.

   11.07  Authorizations of Payment.

          (a) Authorizations of payment under Sections 11.01 and 11.02 shall be made in any of the following ways:

               (i)  By the Board of Directors:

                    (A) if there are two or more directors who are not parties or threatened to be made parties to the action, suit or proceeding, by a majority vote of all such directors (a majority of whom shall for this purpose constitute a quorum)or by a majority of the members of a committee of two or more directors who are not parties or threatened to be made parties to the action, suit or proceeding; or

                    (B) if the corporation has one or more independent directors who are not parties or threatened to be made parties to the action, suit or proceeding, by a majority vote of all such directors (a majority of whom shall for this purpose constitute a quorum); or

                    (C) if there are no independent directors and fewer than two directors who are not parties or threatened to be made parties to the action, suit or proceeding, by the vote necessary for action by the board in accordance with Section 5.07, in which authorization all directors may participate; or

               (ii) By the shareholders, but shares held by directors, officers, employees,

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

          or agents who are parties or threatened to be made parties to the action, suit, or proceeding may not be voted on the authorization.

          (b) To the extent that the Articles of Incorporation include a provision eliminating or limiting the liability of a director pursuant to Indiana statute(s), the corporation may indemnify a director for the expenses and liabilities described below without a determination that the director has met the standard of conduct set forth in Sections 11.01 and 11.02, but no indemnification may be made (except to the extent expressly authorized in Indiana statutory provisions), if the director (i) received a financial benefit to which he or she was not entitled, (ii) intentionally inflicted harm on the corporation or its shareholders, (iii) intentionally violated criminal law. In connection with an action or suit by or in the right of the corporation, as described in Section 11.02, indemnification under this Section 11.07(b) may be for expenses, including attorneys' fees, actually and reasonably incurred. In connection with an action, suit or proceeding other than one by or in the right of the corporation, as described in Section 11.01, indemnification under this
Section 11.07(b) may be for expenses, including attorneys' fees, actually and reasonably incurred, and for judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred.

     11.08 Proportionate Indemnity. If a person is entitled to indemnification under Section 11.01 or 11.02 of these Bylaws for a portion of expenses, including attorneys' fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount thereof, the corporation shall indemnify the person for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the person is entitled to be indemnified.

     11.09 Expense Advance. The corporation may pay or reimburse the reasonable expenses incurred by a person referred to in Sections 11.01 or 11.02 of these Bylaws who is a party or threatened to be made a party to an action, suit, or proceeding in advance of final disposition of the proceeding if both of the following apply: (a) the person furnishes the corporation a written affirmation of his or her good faith belief that he or she has met the applicable standard of conduct set forth in Sections 11.01 or 11.02; and (b) the person furnishes the corporation a written undertaking executed personally, or on his or her belief, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct. Determinations and evaluations under this Section 11.09 shall be made as specified in Section 11.06 and authorizations shall be made in the manner specified in Section 11.07. A provision in the Articles of Incorporation, these Bylaws, a resolution by the board or the shareholders, or an agreement making indemnification mandatory shall also make advancement of expenses mandatory unless the provision specifically provides otherwise.

     11.10 Non-Exclusivity of Rights. The indemnification or advancement of expenses provided under this Article XI is not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under a contractual arrangement with the corporation. However, the total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses.

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

     11.11 Indemnification of Employees and Agents of the Corporation. The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the corporation to the fullest extent of the provisions of this Article XI with respect to the indemnification and advancement of expenses of directors and officers of the corporation.

     11.12 Former Directors and Officers. The indemnification provided in this Article XI continues as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

     11.13 Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have power to indemnify the person against such liability under these Bylaws or the laws of the State of Indiana.

     11.14 Changes in Indiana Law. In the event of any change of the Indiana statutory provisions applicable to the corporation relating to the subject matter of Article XI of these Bylaws, then the indemnification to which any person shall be entitled hereunder shall be determined by such changed provisions, but only to the extent that any such change permits the corporation to provide broader indemnification rights than such provisions permitted the corporation to provide prior to any such change. Subject to Section 11.15, the Board of Directors is authorized to amend these Bylaws to conform to any such changed statutory provisions.

     11.15 Amendment or Repeal of Article XI. No amendment or repeal of this Article XI shall apply to or have any effect on any director or officer of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.


                                  ARTICLE XII
                                  Amendments

     12.01 Amendments. Unless otherwise provided herein, the Bylaws of the corporation may be amended, altered or repealed, in whole or in part, by the shareholders or by the Board of Directors.

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